UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2013

Walter Investment Management Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3000 Bayport Drive, Suite 1100

Tampa, Florida 33607

(813) 421-7605

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Amendment”) is an amendment to the Current Report on Form 8-K of Walter Investment Management Corp. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on June 6, 2013 (the “Original 8-K”). Attached as Exhibit 99.2 to the Original 8-K was a Transactions Terms Letter between Bank of America and Green Tree (the “Transactions Terms Letter”) which had certain material redacted pursuant to a request for confidentiality made to the Securities and Exchange Commission (the “SEC”). Upon review by the SEC it was determined that certain of the redacted material was not appropriate for confidential treatment. The purpose of this Amendment is to provide a revised, redacted Transactions Terms Letter. Apart from the foregoing, no changes have been made to the information set forth in the Original 8-K.

Item 1.01 Entry into a Material Definitive Agreement

As described in the Explanatory Note above, the Company is filing as Exhibit 99.2 to this Amendment a revised Transactions Terms Letter.

Item 9.01 Exhibits

(d) Exhibits

Exhibit No.	Note	Description

99.2*		Transactions Terms Letter relating to the Master Repurchase Agreement.

*	Pursuant to a request for confidential treatment, portions of this Exhibit have been redacted from the publicly filed document and have been furnished separately to the Securities and Exchange Commission as required by Rule 24b-2 under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: October 25, 2013	By:	/s/ Stuart Boyd
Stuart Boyd, Vice President, General Counsel and Secretary